News Release Contact:

For Immediate Release Anna Austin EVP, Corporate Communications

(314) 523-8354
investor.relations@tlcvision.com

TLCVision Announces Revised Year End Earnings Call Details

St. Louis, Missouri, February 24, 2005 – TLC Vision Corporation (NASDAQ:TLCV; TSX:TLC), North America’s premier eye care services company, has announced a change in the earnings call time due to a management scheduling conflict. The call will now be held on Monday, March 7, 2005, at 5:15 pm Eastern Time.

The call in number is 1-800-443-6324. The call will also be broadcast live on the company’s website at www.tlcv.com under the “Web casts” link in the Investor Relations section. In addition, the live web cast will be available at various other popular portals and financial web sites.

A replay of the conference call will be available after 7:15pm March 7 until March 21, 2005. To access the replay, dial 416-626-4100 (pass code: 21232744). The call will also be archived on the company’s web site at www.tlcv.com under the “Web casts” link in the Investor Relations section.

About TLCVision

TLCVision is North America’s premier eye care services company. The key drivers of TLCVision’s strategy are our affiliated network of thousands of eye doctors, proven corporate and consumer marketing and education programs, and access to state of the art clinical technologies. We are supported by a strong operations management culture and superior information technology. More information about the company can be found on the TLCVision web site at www.tlcv.com.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933 and Section 21E of the U.S. Securities Exchange Act of 1934, which statements can be identified by the use of forward looking terminology, such as “may,” “will,” “expect,” “intend, “anticipate,” “estimate,” “predict,” “plans” or “continue” or the negative thereof or other variations thereon or comparable terminology referring to future events or results. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of numerous factors, including the timing of expenditures, effects of competition, changes to pricing, acquisitions and expansion opportunities, any of which could cause actual results to vary materially from current results of TLCVision‘s anticipated future results. See the Company’s reports filed with the Canadian Securities Regulators and the U.S. Securities and Exchange Commission from time to time for cautionary statements identifying important factors with respect to such forward looking statements, including certain risks and uncertainties, that could cause actual results to differ materially from results referred to in forward looking statements. TLCVision assumes no obligation to update the information contained in this press release.